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                               EXHIBIT 99.1

                          JOINT FILING AGREEMENT


          The undersigned stockholders of Miller Exploration Company, a Deleware corporation, hereby consent to the joint filing of a Schedule 13(g) in accordance with Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.


Date: February 18, 1998                 /S/ SUE ELLEN BELL
                                        Sue Ellen Bell



                                        SUE E. BELL TRUST


                                        By /S/ SUE ELLEN BELL
                                           Sue Ellen Bell, Trustee



                                        FRONTIER INVESTMENTS, INC.

                                        SUE E. BELL TRUST


                                        By /S/ SUE ELLEN BELL
                                           Sue Ellen Bell, Trustee